UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Oncobiologics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	38-3982704
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Clarke Drive
Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of common stock, one-half Series A warrant and one-half Series B warrant	The NASDAQ Stock Market LLC
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC
Series A warrants, exercisable for one share of common stock	The NASDAQ Stock Market LLC
Series B warrants, exercisable for one share of common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement number to which the form relates: 333-209011

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Oncobiologics, Inc. (the “Registrant”) hereby incorporates by reference the description of its units, common stock, par value $0.01 per share, Series A warrants and Series B warrants to be registered hereunder contained under the heading “Description of Securities ” in the Registrant’s Registration Statement on Form S-1 (File No. 333-209011), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2016, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOBIOLOGICS, Inc.

Date: May 11 , 2016	By:	/s/ Pankaj Mohan
	Name:	Pankaj Mohan, Ph.D.
	Title:	President and Chief Executive Officer